Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen D. Fenstermacher, Chief Financial Officer of Mannatech, Incorporated (“the Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The quarterly report on Form 10-Q for the quarter ended June 30, 2003 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results as of operations of the Company.

Dated: August 14, 2003.

/s/ Stephen D. Fenstermacher
Name: Stephen D. Fenstermacher

Subscribed and sworn to before me

This 14th day of August, 2003

/s/ Christina Meissner
Name: Christina Meissner Title: Notary Public, State of Texas

My commission expires: March 19, 2006